First Industrial Realty Trust Reports
Third Quarter 2019 Results

•	Cash Rental Rates Were Up 31.9%, Exceeding the Previous Quarterly Record Established in 2Q19

•	Occupancy of 97.7%, Up 40 Basis Points from 2Q19; Cash Same Store NOI Grew 2.9%

•	Started a 100,000 Square-Foot Development in Philadelphia; Estimated Total Investment of $12.3 Million

•	Signed 141,000 Square Feet of New Leases for Existing Developments in the Third Quarter

•	Preleased 77% of a 435,000 Square-Foot Planned New Fourth Quarter Start at First Park 121 in Dallas

•	Added New Development Sites in the Inland Empire and South Florida in the Third and Fourth Quarter To-Date; Developable to 1.4 Million Square Feet

•	Acquired Four Buildings Totaling 229,000 Square Feet for $34.4 Million

•	Sold 1.6 Million Square Feet Plus Several Land Sites for $94.0 Million

•	Closed on $150 Million Private Placement Offering

•	Paid Off $40 Million of Mortgage Loans at a Weighted Average Interest Rate of 7.3%

•	2019 FFO Guidance Increased $0.01 at Midpoint to $1.73 Per Share

CHICAGO, October 23, 2019 - First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2019. Diluted net income available to common stockholders per share (EPS) was $0.62 compared to $0.24 a year ago.

First Industrial’s third quarter FFO was $0.44 per share/unit on a diluted basis, compared to $0.41 per share/unit a year ago. Excluding the approximately $0.01 per share gain on sales of land, third quarter 2018 FFO per share was $0.40.

"Our third quarter results reflect the strength of the industrial real estate sector, with strong occupancy levels and cash rental rate growth of 31.9% which exceeded the previous quarterly record established in 2Q19," said Peter E. Baccile, First Industrial's president and chief executive officer. “Our business continues to benefit from tenant demand for quality, well-located spaces to support their growing and evolving supply chain requirements."

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Portfolio Performance

•	In service occupancy was 97.7% at the end of the third quarter of 2019, compared to 97.3% at the end of the second quarter of 2019, and 97.6% at the end of the third quarter of 2018.

•	Tenant retention by square footage was 82.3%.

•
Same property cash basis net operating income (“SS NOI”) increased 2.9%, reflecting contractual rent escalations and increased rental rates on leasing, offset by a slight decrease in average occupancy and the negative impact of tax true-ups in markets where taxes are paid in arrears.

•	Rental rates increased 31.9% on a cash basis and increased 50.4% on a straight-line basis; leasing costs were $1.87 per square foot.

Development Leasing

During the third quarter, the Company:

•	Leased 100% of its 120,000 square-foot First Park at Central Crossing Building III in Central New Jersey. The lease will commence upon completion in the fourth quarter.

•	Leased 21,000 square feet of its 67,000 square-foot First Glacier Logistics Center in Seattle to bring that building to 100% leased.

•	Preleased 333,000 square feet, or 77%, of a 435,000 square-foot building in northwest Dallas at First Park 121; construction expected to start on this new facility in the fourth quarter.

Investment and Disposition Activities

In the third quarter of 2019, the Company:

•	Acquired a 6.9-acre site in northeast Philadelphia for $2.0 million on which the Company commenced development of a 100,000 square-foot building; total estimated investment of $12.3 million.

•	Acquired three land sites in the Inland Empire comprised of 42 acres for $19.0 million that can support development of up to 774,000 square feet.

•	Entered into a 50-year ground lease in South Florida for a site that can support 374,000 square feet of development.

•
Acquired three buildings in Southern California: a 91,000 square-foot building in the Inland Empire for $15.2 million, a 44,000 square-foot building in the Inland Empire for $5.6 million and a 41,000 square-foot building in San Diego for $7.3 million.

•	Acquired a 54,000 square-foot building in Orlando for $6.3 million.

•	Sold eight buildings plus two units comprised of 1.6 million square feet and several land parcels for $94.0 million.

•	Recognized the sale of a 618,000 square-foot building in Phoenix for $54.5 million in which the tenant exercised its purchase option; transaction scheduled to close in 3Q20.

In the fourth quarter to date, the Company:

•	Acquired a 19.6-acre future development site in South Florida for $19.8 million with three in-place land leases; potentially buildable up to 294,000 square feet.

•	Sold one building in Minneapolis comprised of 84,000 square feet for $4.0 million.

"Given strong competition for industrial properties, we are executing on our portfolio management objectives through sales of select assets with proceeds primarily being invested in new developments to service tenant demand," said Johannson Yap, First Industrial's chief investment officer. “Through our platform, we successfully added several sites in high barrier-to-entry markets to support our future growth and value creation.”
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Capital

During the third quarter of 2019, the Company:

•
Closed on a private placement offering on July 23 for $150 million of fixed rate senior unsecured notes with a coupon rate of 3.97%. The 3.97% Series E Guaranteed Senior Notes have a 10-year term and an effective interest rate of 4.23% reflecting the settlement of interest rate protection agreements related to the offering.

•	Paid off $40 million of mortgage loans at a weighted average interest rate of 7.3%.

Outlook for 2019

Mr. Baccile stated, “Based on our performance in the third quarter and outlook for the remainder of the year, we are increasing the midpoint of our full-year 2019 FFO per share guidance by $0.01. Our team is serving our customers well while driving value and long-term cash flow growth from leasing, profitable investing and our portfolio management efforts.”

	Low End of	High End of
	Guidance for 2019	Guidance for 2019
	(Per share/unit)	(Per share/unit)
Net Income	1.31	1.35
Add: Real Estate Depreciation/Amortization	0.93	0.93
Less: Net Gain on Sale of Real Estate Including FR's Share of Joint Venture Gain, Net of Allocable Income Tax Provision, Through October 23, 2019	(0.53)	(0.53)

FFO (NAREIT Definition)	$1.71	$1.75
The following assumptions were used:

•	In service occupancy at year-end fourth quarter of 96.7% to 97.7%. This implies a full year quarter-end average in service occupancy of 97.25% to 97.5%.

•
Fourth quarter same-store NOI growth on a cash basis before termination fees of 1.25% to 2.75%. This implies a quarterly average same-store NOI growth for the full year 2019 of 2.8% to 3.2%, an increase of 50 basis points at the midpoint compared to prior guidance due to third quarter performance.

•	General and administrative expense of approximately $27.5 million to $28.5 million.

•
Guidance includes the incremental costs expected in 2019 related to the Company’s developments completed and under construction as of October 23, 2019 and the aforementioned planned start in Dallas in the fourth quarter. In total, the Company expects to capitalize $0.04 per share of interest related to these development projects in 2019.

•	Other than the above, guidance does not include the impact of:

◦	any other future debt repurchases prior to maturity or future debt issuances,

◦	any future investments or property sales after the date of this earnings release,

◦	any future gains related to the final settlement of two insurance claims for damaged properties previously disclosed, or

◦	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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Conference Call

First Industrial will host its quarterly conference call on Thursday, October 24, 2019 at 11:00 a.m. CDT (12:00 p.m. EDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2019 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the restated NAREIT definition of FFO adopted by the Company effective January 1, 2019, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from an unconsolidated joint venture. For the comparative 2018 period, gain and losses from the sale of non-depreciable real estate as well as impairment of non-depreciable real estate were not excluded from FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 66.0 million square feet of industrial space as of September 30, 2019. For more information, please visit us at www.firstindustrial.com.
Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," “plan, "intend," “anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and

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maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2018, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:     Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Statements of Operations and Other Data:
Total Revenues (a)	$106,590	$100,256	$315,226	$298,872
Property Expenses (a)	(28,396)	(28,466)	(85,943)	(86,430)
General and Administrative (b)	(6,945)	(6,581)	(20,529)	(21,470)
Impairment of Real Estate	—	—	—	(2,756)
Depreciation of Corporate FF&E	(156)	(206)	(527)	(577)
Depreciation and Other Amortization of Real Estate	(29,993)	(28,439)	(89,451)	(85,019)
Total Expenses	(65,490)	(63,692)	(196,450)	(196,252)
Gain on Sale of Real Estate	52,489	8,135	53,378	53,291
Interest Expense	(12,466)	(12,424)	(37,565)	(37,818)
Amortization of Debt Issuance Costs	(805)	(850)	(2,430)	(2,550)
Loss from Retirement of Debt	—	—	—	(39)
Income from Operations Before Equity in (Loss) Income of Joint Venture and Income Tax (Provision) Benefit	$80,318	$31,425	$132,159	$115,504
Equity in (Loss) Income of Joint Venture	(72)	(197)	16,288	(199)
Income Tax (Provision) Benefit	(244)	302	(3,392)	93
Net Income	$80,002	$31,530	$145,055	$115,398
Net Income Attributable to the Noncontrolling Interest	(1,691)	(619)	(3,141)	(2,986)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,311	$30,911	$141,914	$112,412
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,311	$30,911	$141,914	$112,412
Depreciation and Other Amortization of Real Estate	29,993	28,439	89,451	85,019
Impairment of Depreciable Real Estate	—	—	—	2,285
Noncontrolling Interest	1,691	619	3,141	2,986
Gain on Sale of Depreciable (and Non-Depreciable for 2019) Real Estate	(52,489)	(7,520)	(53,378)	(52,660)
Gain on Sale of Real Estate from Joint Venture	—	—	(16,714)	—
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	—	3,095	—
Funds From Operations (NAREIT) ("FFO") (c)	$57,506	$52,449	$167,509	$150,042
Loss from Retirement of Debt	—	—	—	39
Amortization of Stock Based Compensation	2,130	2,003	5,945	5,689
Amortization of Debt Discounts (Premiums) and Hedge Costs	85	(10)	135	(34)
Amortization of Debt Issuance Costs	805	850	2,430	2,550
Depreciation of Corporate FF&E	156	206	527	577
Impairment of Non-Depreciable Real Estate	—	—	—	471
Gain on Sale of Non-Depreciable Real Estate (for 2018)	—	(615)	—	(631)
Non-incremental Building Improvements	(3,140)	(3,850)	(7,802)	(8,655)
Non-incremental Leasing Costs	(4,138)	(5,165)	(11,629)	(17,307)
Capitalized Interest	(1,841)	(1,550)	(4,161)	(4,867)
Capitalized Overhead	(839)	(628)	(2,458)	(987)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,503)	(393)	(7,760)	(1,578)
Adjusted Funds From Operations ("AFFO") (c)	$49,221	$43,297	$142,736	$125,309

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,311	$30,911	$141,914	$112,412
Interest Expense	12,466	12,424	37,565	37,818
Depreciation and Other Amortization of Real Estate	29,993	28,439	89,451	85,019
Impairment of Real Estate	—	—	—	2,756
Severance Expense (b)	—	—	—	1,298
Income Tax Provision (Benefit)	244	(302)	297	(93)
Income Tax Provision - Gain on Sale of Real Estate from Joint Venture	—	—	3,095	—
Noncontrolling Interest	1,691	619	3,141	2,986
Loss from Retirement of Debt	—	—	—	39
Amortization of Debt Issuance Costs	805	850	2,430	2,550
Depreciation of Corporate FF&E	156	206	527	577
Gain on Sale of Real Estate	(52,489)	(8,135)	(53,378)	(53,291)
Gain on Sale of Real Estate from Joint Venture	—	—	(16,714)	—
Adjusted EBITDA (c)	$71,177	$65,012	$208,328	$192,071
General and Administrative (b)	6,945	6,581	20,529	20,172
FFO from Joint Venture	72	197	426	199
Net Operating Income ("NOI") (c)	$78,194	$71,790	$229,283	$212,442
Non-Same Store NOI	(8,513)	(4,506)	(23,127)	(13,437)
Same Store NOI Before Same Store Adjustments (c)	$69,681	$67,284	$206,156	$199,005
Straight-line Rent	(59)	256	150	(282)
Above (Below) Market Lease Amortization	(256)	(249)	(763)	(749)
Lease Termination Fees	(246)	(88)	(1,230)	(262)
Same Store NOI (Cash Basis without Termination Fees) (c)	$69,120	$67,203	$204,313	$197,712

Weighted Avg. Number of Shares/Units Outstanding - Basic	128,837	128,526	128,829	126,380
Weighted Avg. Number of Shares Outstanding - Basic	126,480	125,768	126,295	123,098
Weighted Avg. Number of Shares/Units Outstanding - Diluted	129,256	128,888	129,219	126,779
Weighted Avg. Number of Shares Outstanding - Diluted	126,783	126,130	126,578	123,497

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$78,311	$30,911	$141,914	$112,412
Less: Allocation to Participating Securities	(170)	(101)	(319)	(349)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$78,141	$30,810	$141,595	$112,063
Basic and Diluted Per Share	$0.62	$0.24	$1.12	$0.91

FFO (NAREIT) (c)	$57,506	$52,449	$167,509	$150,042
Less: Allocation to Participating Securities	(179)	(168)	(493)	(453)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$57,327	$52,281	$167,016	$149,589
Basic Per Share/Unit	$0.44	$0.41	1.30	$1.18
Diluted Per Share/Unit	$0.44	$0.41	1.29	$1.18

Common Dividends/Distributions Per Share/Unit	$0.2300	$0.2175	$0.6900	$0.6525

Balance Sheet Data (end of period):	September 30, 2019	December 31, 2018
Gross Real Estate Investment	$3,854,732	$3,673,644
Total Assets	3,376,725	3,142,691
Debt	1,409,800	1,297,783
Total Liabilities	1,651,405	1,462,780
Total Equity	$1,725,320	$1,679,911

a) We adopted Accounting Standards Update No. 2016-02, Leases (Topic 842) ("ASU 2016-02") effective January 1, 2019. Prior to the adoption of ASU 2016-02, we included reimbursement revenue related to real estate taxes paid directly by certain tenants to the taxing authorities in Total Revenues with a corresponding expense amount in Property Expenses. Additionally, ASU 2016-02 requires credit losses on lease receivables be presented within Total Revenues. Prior to the adoption of ASU 2016-02, we included the credit losses on lease receivables within Property Expenses. The 2018 Statements of Operations have not been restated for either of these changes.

b)	Nine Months Ended September 30, 2018
General and Administrative per the Form 10-Q	$21,470
Severance Expense	(1,298)
General and Administrative per Reconciliation within the Selected Financial Data	$20,172

c) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the restated NAREIT definition of FFO which we adopted effective January 1, 2019, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from an unconsolidated joint venture. For the comparative 2018 period, gain and losses from the sale of non-depreciable real estate as well as impairment of non-depreciable real estate were not excluded from FFO.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in a joint venture. For the nine months ended September 30, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus amortization of stock based compensation, minus severance expense and minus non-incremental capital expenditures. For AFFO purposes, we also exclude the income tax provision or benefit related to the gain or loss on sale of real estate, which is comparable to the NAREIT FFO treatment. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2018 and held as an in service property through the end of the current reporting period (including nine land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2018 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, gains and losses on the sale of real estate, equity in income or loss from our joint venture, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.